SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 28, 2003 (Date of earliest event reported)

SL GREEN REALTY CORP.

(Exact name of Registrant as specified in its Charter)

Maryland
(State of Incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer Id. Number)

420 Lexington Avenue New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

Item 5.

On August 28, 2003, the Company issued a conversion notice announcing its intention to redeem all 4,600,000 shares of its 8.0% Series A Convertible, Cumulative Preferred Stock for Common Stock of the Company on September 30, 2003.  This notice amends the conversion date of October 1, 2003 as previously announced in our press release dated August 25, 2003. The Company is attaching the conversion notice as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.                                    Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Conversion Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/S/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President, Chief Financial Officer

Date: September 16, 2003